EXECUTION COPY


                              EMPLOYMENT AGREEMENT
                                 (Donald Sledge)

         This Employment Agreement ("Agreement") is entered into effective as of September 15, 1999, by and between RateXchange, Inc., (the "Company"), a wholly owned subsidiary of NetAmerica.com, Inc. ("NetAmerica.com"), and Donald Sledge ("Employee"). The Company and Employee agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee accepts such employment, upon the terms and conditions set forth in this Agreement.

         2. Position and Duties. During Employee's employment hereunder, he shall serve as the Company's Chief Executive Officer, and shall perform such employment duties as the Company shall assign to him from time to time. In addition, Employee shall serve as the Chairman of the Board of Directors of the Company, upon his nomination and election, or appointment, in accordance with the Company's by laws. Employee also agrees to serve on the NetAmerica.com Board of Directors immediately upon appointment by the Board of Directors of NetAmerica.com ("NetAmerica Board") to serve the remaining term of a vacant position on such Board. Thereafter, it is expected that the NetAmerica Board will recommend to the shareholders Employee's election at the annual meeting to serve a full term on the Board. Upon termination of Employee's employment, for whatever reason, Employee agrees to resign immediately from the Boards of Directors of the Company and NetAmerica.com.

         Employee agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during the term of his employment. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement. Employee agrees that, during the term of this Agreement, he will not render or perform any services for any corporation, firm, entity or person, other than the Company and NetAmerica.com, without the written consent of the Company, except that Employee shall be entitled without prior written consent to hold positions on the Board of Directors of entities that do not compete with the Company. Employee has, as of the date of this Agreement, disclosed to the Board of Directors of the Company the positions Employee currently holds on other Boards of Directors, and the Company has consented to such positions.

         3. Term.  Unless  terminated  at an  earlier  date in  accordance  with
Section 5 of this Agreement, the term of this Agreement shall be from September 15, 1999, to September 14, 2002 (the "Term").


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         4.  Compensation.  As  compensation  for all services to be rendered by
Employee under this Agreement, the Company shall provide to Employee the following:

                  4.01 Base Salary. The Company shall pay to Employee an annual base salary of $300,000, less legally required deductions and authorized withholdings, payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time. Employee shall be eligible for annual salary increases which shall be determined by the Company in its sole discretion.

                  4.02 Incentive Bonus. Employee shall be eligible for an annual incentive bonus ("Bonus") of up to 50% of his annual base salary, less legally required or legally authorized deductions and withholdings. The amount of any Bonus paid to Employee shall be based upon criteria upon which the Employee and the Company shall mutually agree, except that Employee shall be guaranteed a Bonus of $150,000 for the first year of the term of this Agreement, as follows: (a) 50% of such guaranteed Bonus shall be due upon execution of this Agreement; and (b) the remaining 50% of such guaranteed Bonus shall be paid to Employee on or about September 14, 2000, provided Employee has remained employed continuously for the first year of the Term, and has not been terminated for Cause, as defined in this Agreement, during that first year. The amount of any Bonus payable to Employee for the remaining years of the Term shall be determined by the Company in its sole discretion, based upon the eligibility criteria upon which the Company and Employee have agreed.

                  4.03 Equity Position. The Company agrees to make available to Employee stock equal to 10 % of the common shares of Company stock outstanding as of the date of execution of this Agreement. The Company and Employee agree to work cooperatively to design and implement a stock plan and/or other executive compensation arrangement as soon as administratively possible to provide Employee with such Company stock, taking into account Employee's tax objectives. Employee shall be entitled to receive such shares of Company stock pursuant to either:

(i) the grant of options to acquire such shares, such options to be fully (100%) vested at the time of grant, or

(ii) the issuance and/or transfer by the Company of shares of Company stock to Employee, or

(iii) such other arrangement which is mutually agreed upon by Employee and the Company.


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                  If the  Company  does not pursue  independent  financing,  the
         Company and Employee intend that Employee shall receive, or have the option to acquire, stock in NetAmerica.com in an amount equal to 10% of the outstanding common stock of NetAmerica.com as of the date of execution of this Agreement. Such ownership interest in NetAmerica.com would be in lieu of the ownership interest in the Company as described above in this Section 4.03. To that end, the Company and Employee agree to work cooperatively to structure a stock plan or other arrangement which will permit, under certain circumstances, the conversion of Employee's ownership rights or interests in the Company to comparable
         interests  in  NetAmerica.com,   as  permitted  under  applicable  tax,
         corporate and securities laws, and taking into consideration Employee's tax objectives.

                  4.04 Employee Benefits; Automobile Allowance. The Company shall reimburse Employee for costs incurred by him for disability and life insurance for himself, and for health insurance for himself and his dependents, and shall provide an automobile allowance, the total of such reimbursed costs and auto allowance not to exceed $2,000 per month. In addition, Employee shall be entitled to participate in all employee benefit plans or programs which are established by the Company to the extent that his position, title, tenure, salary, health, and other qualifications make him eligible to participate. Employee's participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto, as the same may be amended from time to time. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program, and nothing in this Agreement is intended to, or shall in any way restrict the right of the Company, to amend, modify or terminate any of its benefits during the term of Employee's employment.

                  4.05 Entertainment Expenses. The Company shall pay or reimburse Employee for job-related entertainment expenses in the nature of tickets to sporting events or similar entertainment, in a minimum amount of $5,000 annually, and for other expenses in keeping with the Company's policies.

         5.       Termination.

                  5.01 Termination Due to Employee's Death or Disability. Employee's employment pursuant to this Agreement shall terminate automatically prior to the expiration of the Term in the event of Employee's death or Disability, as defined herein. "Disability" shall mean a physical or mental impairment of Employee which results in Employee's inability to perform one or more of the essential functions of Employee's position, with or without reasonable accommodation, provided Employee has exhausted Employee's entitlement to any applicable leave, if Employee desires to take such leave and satisfies all eligibility requirements for such leave.


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                  5.02   Termination  by  the  Company  for  Cause.   Employee's
         employment pursuant to this Agreement shall terminate prior to the expiration of the Term in the event that there is "Cause" to terminate Employee's employment, which shall be defined as any of the following:

                  (i) Employee's material breach of any obligation to the Company under the terms of this Agreement;

                  (ii) Employee's conviction, or the entry of a plea of guilty or nolo contendere by Employee, of any crime involving moral turpitude or any felony;

                  (iii) Any acts of Employee constituting gross negligence or misconduct in connection with his employment with the Company, or Employee's breach of any fiduciary duty to the Company or to NetAmerica.com; or

                  (iv) Employee's failure to carry out any reasonable directive of the Company or NetAmerica.com, any conduct by Employee which is detrimental to the Company or NetAmerica.com, or any failure by Employee to comply with any of the policies or performance standards of the Company or, as applicable, NetAmerica.com.

                  The Company's determination that there is Cause to terminate Employee's employment shall be subject to the dispute resolution procedures pursuant to Section 16 of this Agreement.

                  5.03 Termination by the Company without Cause. The Company may terminate Employee's employment at any time prior to the expiration of the Term for any reason, including a sale, merger, or change of control in the ownership of the Company, and without prior notice, provided the Company pays to Employee the severance pay described in Section 5.05.4.

                  5.04 Termination by Employee. Employee may terminate his employment at any time during the term of this Agreement by giving sixty (60) days' prior written notice thereof to the Company's Board of Directors. In the event of termination by Employee under this Section 5.04, the Company may at its option elect to have Employee cease to provide services immediately, provided that during such 60-day notice period Employee shall be entitled to continue to receive his base salary.


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5.05                       Effect of Termination.

5.5.1 Survival of Provisions. Notwithstanding any termination or expiration of this Agreement, or any termination of Employee's employment with the Company pursuant to this Section 5, Employee, in consideration of Employee's employment hereunder to the date of such termination or expiration, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee's employment, including, but not limited to, the provisions of Sections 6, 7, and 8.

                           5.5.1 Termination due to Death or Disability. In the event Employee's employment terminates prior to the expiration of the Term due to his death or Disability, Employee shall not be entitled to any further compensation under the provisions of this Agreement, except for his base salary earned through the date of termination, and the portion of any annual Incentive Bonus under Section 4.02 of this Agreement which previously had been approved by the Company but was unpaid as of Employee's death or Disability. Employee (or, in the event of death, Employee's estate) shall be entitled to such unpaid portion of any approved annual Incentive Bonus only if Employee (or the authorized representative of Employee's estate) signs a comprehensive general release of claims in a form acceptable to the Company. Payments of such approved but unpaid annual Incentive Bonus shall not commence until after
                           Employee (or the authorized representative of his estate) signs such a release, and after any revocation period referenced in such release has expired. If Employee (or the authorized representative of his Estate) does not sign such a general release of claims, Employee (or his estate) shall not be entitled to receive any compensation under the provisions of this Agreement except for Employee's base salary earned through the date of death or Disability. In the case of Disability, if Employee violates any of the provisions of Sections 7 or 8 of this Agreement, the Company's obligations to pay the unpaid portion of any approved annual Incentive Bonus to Employee shall cease on the date of such violation.

5.05.3 Termination for Cause. In the event of a termination for Cause under Section 5.02, Employee shall not be entitled to receive any further compensation under the provisions of this Agreement, except for his base salary earned through the date of termination.


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5.05.4                     Termination   without   Cause.   In  the   event   of
                           termination   without   Cause  under   Section  5.03,
                           Employee   shall  be   entitled  to   severance   pay
                           consisting   of  the   following:   (1)  base  salary
                           continuation  for 12  months  following  the  date of
                           termination, at the rate in effect at the time of termination, which shall be paid on the Company's regular paydays; and (2) a lump sum payment of $150,000. Employee shall only be entitled to the
                           foregoing   severance   pay  if   Employee   signs  a
                           comprehensive general release of claims in a form acceptable to the Company. Employee's severance pay shall not commence until the first payday after
                           Employee   signs  such  a  release,   and  after  any
                           revocation period referenced in such release has expired. If Employee does not sign such a general release of claims, Employee shall not be entitled to receive any compensation under the provisions of this Agreement except for his base salary earned through the date of termination. If Employee violates any of the provisions of Sections 7 or 8 of this Agreement, the Company's obligations to pay severance pay to Employee shall cease on the date of such violation.

5.05.5 Termination Occasioned by Employee. In the event Employee terminates his employment under Section 5.04, Employee shall not be entitled to receive any further compensation under the provisions of this Agreement, except for his base salary earned through the date of termination.

         6. Return of Proprietary Property. Employee agrees that all property in Employee's possession that he obtains or is assigned in the course of his employment with the Company, including, without limitation, all documents, reports, manuals, memoranda, customer lists, credit cards, keys, access cards, and all other property relating in any way to the business of the Company, is the exclusive property of the Company, even if Employee authored, created, or assisted in authoring or creating such property. Employee shall return to the Company all such property immediately upon termination of employment or at such earlier time as the Company may request.

         7. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the time Employee is employed by the Company or at any time thereafter, Employee shall not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by himself or by others. Such confidential and/or secret information encompassed by this Section 7 includes, but is not limited to, the Company's customer and supplier lists, business plans, and financial, marketing, and personnel information. Employee agrees to refrain from any acts or omissions that would reduce the value of any confidential or secret knowledge or information to the Company, both during his employment hereunder and at any time after the termination of his employment. Employee's obligations of confidentiality under this Section 7 shall not apply to any knowledge or information that is now published publicly or that subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by Employee.

         8.       Patent and Related Matters.

                    8.01 Disclosure and Assignment. Employee agrees to promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, process, or product made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during Employee's term of employment by the Company, or within six months thereafter, relating to the business, products, practices or techniques of the Company (hereinafter referred to as "Developments"). Employee, to the extent that Employee has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Employee's right, title and interest in and to any and all of such Developments.

                    8.02 Limitation The provisions of this Section 8 shall not apply to any Development meeting the following conditions:

         (i) such Development was developed entirely on Employee's own time; and

         (ii) such Development was made without the use of any Company equipment, supplies, facilities or trade secret information; and

         (iii) such Development does not relate at the time of conception or reduction to practice to (a) to the business of the Company, or (b) to the Company's actual or demonstrably anticipated research or development; and

         (iv) such Development does not result from any work performed by Employee for the Company.

                    8.03 Assistance of Employee. Upon request and without further compensation therefor, but at no expense to Employee, and whether during the term of Employee's employment by the Company or thereafter, Employee will do all lawful acts, including, but not limited to, the execution of papers and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending or enforcing Letters Patent, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

         9. Confidentiality of this Agreement. Employee agrees to keep the terms of this Agreement confidential, and not to disclose such terms to any other RateXchange, Inc. or NetAmerica.com employee, other than authorized members of the respective Boards of Directors of the Company and RateXchange, Inc.


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         10.  Assignment.  The rights and  obligations of the Company under this
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by Employee of this
Agreement  or  any  of  Employee's  duties,  responsibilities,   or  obligations
hereunder shall be void.

         11. Governing Law, Construction and Severability. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California. In the event any provision of this Agreement (or portion thereof) shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision (or portion thereof) of this Agreement.

         12. Company Remedies. Employee acknowledges that the remedy at law for any breach of any of the provisions of Sections 6 or 7 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law or in equity, to preliminary and permanent injunctive relief and specific performance.

         13. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to his employment by the Company and there are no undertakings, covenants, or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement supersedes, terminates, replaces, and supplants any and all prior understandings or agreements between the parties relating in any way to the hiring or employment of Employee by the Company, including but not limited to, the offer letter from the Company to Employee dated September 8, 1999.

         14. Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         15. Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived).

         16. Dispute Resolution. Any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or Employee's employment, including but not limited to discrimination claims, whether such controversy, claim or dispute is based on statute, contract, tort, common law or otherwise, and whether such controversy, claim or dispute existed prior to or arises after the date of this Agreement (any such controversy, claim or dispute being a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section 16, which procedures shall be the sole and exclusive procedures for the resolution of any Disputes (except as otherwise provided in Section 12).

                    All Disputes shall be resolved by arbitration in San Francisco, California, in accordance with the then current Non-Administered International Arbitration Rules & Commentary of the CPR Institute by a sole arbitrator who has had both training and experience as an arbitrator of general corporate, commercial and employment matters and who is and for at least ten years has been a partner, shareholder or member in a law firm. If the Company and Employee cannot agree on an arbitrator, then the arbitrator shall be selected by the President of the CPR Institute in accordance with the criteria set forth in the preceding sentence. The arbitrator may decide any issue as to whether, or as to the extent to which, any Dispute is subject to the arbitration and other Dispute resolution provisions in this Agreement. The arbitrator must:
(i) base and render his or her award on the provisions of this Agreement or applicable law and (ii) render his or her award in writing including an explanation of the reasons for such award and the provisions of this Agreement supporting such award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration under this subsection. The Employee acknowledges and agrees that the Employee has been given the opportunity to negotiate this provision. No exercise of any rights under this Section 16 shall limit the right of the Company or the Employee pursuant to this Agreement to commence any judicial proceeding to obtain injunctive relief. Reasonable attorney's fees and expenses of arbitration incurred in any Dispute relating to the interpretation or enforcement of this Agreement shall be paid by the prevailing party in such Dispute.

17. Notices. All notices, requests, demands, consents, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by overnight courier or express mail service or by postage prepaid registered or certified mail, return receipt requested (the return receipt constituting prima facie evidence the giving of such notice request, demand or other communication), by personal delivery, or by
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fax with confirmation of receipt and a copy mailed with postage prepaid,  to the following address or such other address of which a party may subsequently give notice to the other parties. Notice is effective immediately if by personal delivery or by fax with confirmation received and a copy mailed the same day. Notice sent by overnight courier or by registered or certified mail is effective the earlier of actual receipt or the fifth date after the date mailed as evidenced by the sender's certified or registered receipt.

                           To the Company:      Rate Xchange, Inc.
                         450 Sansome Street, Suite 1550
                         San Francisco, California 94111
                             Attn: Mr. Ross Mayfield

                           To Employee:         Mr. Donald Sledge
                                                ==============================

18. Attorneys Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then whether the matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorney's fees for the services rendered to such prevailing party.

         IN WITNESS WHEREOF, the parties have signed this Agreement.


         Rate Xchange, Inc.

         Dated:_________________________________
         By: Ross Mayfield
         Its: President



         Signed:_________________________________
                 Donald Sledge
         Dated:__________________________________


         NetAmerica.com, Inc.
         Dated:__________________________________
         By: Edward Mooney
         Its:_____________________________________